Exhibit 99.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), is made and entered into as of January 30, 2008, with an effective date set forth in Section 3 hereof, by and among LMI AEROSPACE, INC., a Missouri corporation (the “Borrower”), the Lenders party to the Credit Agreement referred to below (the “Lenders”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

Statement of Purpose

The Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of July 31, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended certain credit facilities to the Borrower.

The Borrower has requested, and the Lenders and the Administrative Agent have agreed, subject to the terms and conditions set forth herein, to amend the Credit Agreement as specifically set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Capitalized Terms.  All capitalized undefined terms used in this Agreement (including, without limitation, in the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.

2.  Amendment to Section 4.1(b) of the Credit Agreement.  Subject to and in accordance with the terms and conditions set forth herein, Section 4.1(b) of the Credit Agreement is hereby amended by inserting the following language immediately before the first proviso thereto:  “nine (9) or twelve (12) months”.

3.  Effectiveness.  This Agreement shall become effective when, and only when:

(a)	the Administrative Agent shall have received counterparts of this Agreement executed by the Borrower, the Guarantors, the Administrative Agent and the Required Lenders; and

(b)	the Administrative Agent shall have received any other documents or instruments reasonably requested by the Administrative Agent in connection with the execution of this Agreement.

4.  Limited Effect.  Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.  This Agreement shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any of its Subsidiaries or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower or any of its Subsidiaries, on the one hand, and the Administrative Agent or any other Lender, on the other hand.  References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

5.  Representations and Warranties/No Default.  The Borrower represents and warrants as follows:

(a)	The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement.

(b)
The execution, delivery and performance by the Borrower of this Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's charter or by-laws, (ii) any law or contractual restriction binding on or affecting the Borrower, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge, encumbrance or preferential arrangement of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower (other than as contemplated hereby).

(c)
No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement.

(d)
This Agreement constitutes the legal, valid and binding obligation of the Borrower and its Subsidiaries, as the case may be, enforceable against the Borrower and its Subsidiaries, as the case may be, in accordance with its terms.

(e)
There is no pending or overtly threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which could reasonably be expected to materially adversely affect the financial condition or operations of the Borrower or any of its Subsidiaries or which purports to affect the legality, validity or enforceability of this Agreement.

(f)
After giving effect to this Agreement, (i) the representations and warranties made by the Borrower pursuant to Article VI of the Credit Agreement are true and correct in all material respects with the same effect as if made on and as of the date hereof, except for any representation and warranty made as of an earlier date, which such representation and warranty shall remain true and correct in all material respects as of such earlier date and (ii) no Default or Event of Default has occurred and is continuing.

6.  Acknowledgement and Reaffirmation.  By their execution hereof:

(a)
Each of the Borrower and each Guarantor hereby expressly (i) consents to the amendment set forth in this Agreement, (ii) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement, the Collateral Agreement, the Guaranty Agreement and the other Loan Documents to which it is a party and (iii) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement, the Collateral Agreement, the Guaranty Agreement and the other Loan Documents to which it is a party remain in full force and effect; and

(b)
Each of the Borrower and each Guarantor hereby confirms that each of the Security Documents to which it is a party shall continue to be in full force and effect and is hereby ratified and reaffirmed in all respects as if fully restated as of the date hereof by this Agreement.

7.  Costs, Expenses and Taxes.  The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.  The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and any other instruments and documents to be delivered hereunder, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this Section 7.  In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and any other instruments and documents to be delivered hereunder, and agrees to save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

8.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9.  Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts of law principles thereof.

10.  Fax Transmission.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

11.  Entire Agreement.  This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

12.  Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

LMI AEROSPACE, INC., as Borrower

By: /s/ Lawrence E. Dickinson
Name: Lawrence E. Dickinson
Title: Chief Financial Officer

GUARANTORS:

LEONARD'S METAL, INC.

By: /s/ Lawrence E. Dickinson
Name: Lawrence E. Dickinson
Title: Chief Financial Officer

PRECISE MACHINE COMPANY

By: /s/ Lawrence E. Dickinson
Name: Lawrence E. Dickinson
Title: Chief Financial Officer

TEMPCO ENGINEERING COMPANY

By: /s/ Lawrence E. Dickinson
Name: Lawrence E. Dickinson
Title: Chief Financial Officer

LMI KITTING, LLC

By: /s/ Lawrence E. Dickinson
Name: Lawrence E. Dickinson
Title: Chief Financial Officer

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LMI-TCA, INC.

By: /s/ Lawrence E. Dickinson
Name: Lawrence E. Dickinson
Title: Chief Financial Officer

VERSAFORM CORPORATION

By: /s/ Lawrence E. Dickinson
Name: Lawrence E. Dickinson
Title: Chief Financial Officer

D3 TECHNOLOGIES, INC.

By: /s/ Lawrence E. Dickinson
Name: Lawrence E. Dickinson
Title: Chief Financial Officer

LMI FINISHING, INC.

By: /s/ Lawrence E. Dickinson
Name: Lawrence E. Dickinson
Title: Chief Financial Officer

PRECISE MACHINE PARTNERS, L.L.P.

By: /s/ Lawrence E. Dickinson
Name: Lawrence E. Dickinson
Title: Chief Financial Officer

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WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Lender

By: /s/ William F. Fox
Name: William F. Fox
Title: Director

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